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                                                                    Exhibit 10.2



                              CONSULTING AGREEMENT

AN AGREEMENT made the 8th day of April One Thousand Nine Hundred and Ninety Nine BETWEEN

HIV-VAC, Inc,
a Company incorporated in the State of Nevada, United States of America, (hereinafter called "the Company"), on the one part, and

Intracell Vaccines Limited
A Company Incorporated in The Isle of Man (hereinafter called "the Consultant"), on the other part,

WHEREBY IT IS AGREED as follows:

1. THE Company shall employ the Consultant, and the Consultant shall serve the Company as a Consultant, in the Company's business of research and development of a HIV vaccine for combating AIDS and, subject to the provisions for determination of this Agreement hereinafter contained, such consulting agreement shall be for a period of three years commencing on 8th day of April 1999 and ending on 31st day of 2002,

2. As a Consultant of the Company, the Consultant shall:

     (a) undertake such duties in relation to the Company and its business as the Board of Directors of the Company (hereinafter referred to as "the Board") shall from time to time assign to, or vest in it:

     (b) in the discharge of such duties, and in the exercise of such powers, observe and comply with all lawful resolutions, regulations and directions issued by the Board from time to time.

     (c) devote such time and attention to the development of the vaccine as is necessary to discharge of his duties hereunder;

     (d) conform to such tune frames as may, from time to time, reasonably be required of the of the Consultant:

     (e) in pursuance of its duties hereunder, perform such services for subsidiary companies of the Company as the Board may, from time to time, reasonably require. Additional compensation for additional responsibility will be agreed between the Consultant and the Company.

3. The Company acknowledges that the Consultant is involved in the research and development of other vaccine products not associated with the Companies HIV vaccine. It is agreed that the Consultant shall be entitled to continue with any other vaccine research and development and all the benefits derived from such other research and development shall be for the sole and exclusive benefit of the Consultant and for the executives of the Consultant
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4. The company acknowledges that The Consultant is involved in other business ventures and occupations and it is expressly agreed that The Consultant shall be free to continue such business ventures, occupations and investments and shall be free to be engaged or interested, either directly or indirectly in any capacity, in any trade, business or occupation whatsoever, other than the business of the Company and all benefits derived from such other ventures, trade or occupation shall be for the benefit of the Consultant or its executives.

5. The Consultant or its executives shall not, except as authorised or required by his duties, reveal to any person, persons or company any of the secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or affairs of the Company or any of its subsidiaries, which may come to his knowledge during his employment hereunder, and shall keep with complete secrecy all confidential information entrusted to it, and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company or its business or may be likely to do so.

This restriction shall continue to apply after the termination of this Agreement without limit in point of time, but shall cease to apply to information or knowledge which may come into the public domain.

6. The Consultant will be involved, for some of his time, in the actual development and possible improvement of methods of the HIV vaccine. All knowledge and intellectual property relating to such methods, developed or acquired by the Consultant during the course of this agreement hereunder as they relate to the HIV vaccine only, shall belong to Intracell Vaccines Limited under a sub-licence agreement entered into between The Company and Intracell Vaccines Limited and the Consultant and its executives shall freely make available to Intracell Vaccines Limited all such knowledge and intellectual property and shall freely sign all papers and do all other acts freely to assist the Intracell Vaccines Limited to apply for any patents in respect of such knowledge and intellectual property as it relates to the HIV/AIDS vaccine.( If Intracell Vaccines decides to make such applications), and the patents (if granted) shall be solely for the benefit of Intracell Vaccines Limited. This clause shall only apply to the HIV/AIDS vaccine and shall not apply to any other vaccine researched or developed by the Consultant or its executives.

7. Subject as hereinafter provided, the Company shall pay to the Consultant during the continuance of this agreement hereunder, a fee at the rate of Seventy Thousand Dollars (US $70,000) per quarter payable quarterly in arrears for the duration of this agreement.

8. The Consultant shall be re-imbersed all expenditure (other than executive salaries) that it incurs in the execution and compliance of this agreement.

9. The executives to The Consultant shall be reimbursed all travelling, milage, hotel and other out-of-pocket expenses reasonably incurred by them solely in the discharge of their duties hereunder.

10. THIS Agreement may be terminated forthwith by the Company without prior at any time:

(a) commit any serious or persistent breach of any of the provisions herein contained;

(b) be guilty of any grave misconduct or willful neglect in the discharge of his duties hereunder;

(c) become bankrupt or make any arrangement or composition with his creditors;
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(d) be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board, does not affect his position as executives of the Company;

11. In the event that this Agreement shall be terminated in any of the circumstances above, such termination shall be without prejudice to any claim for damages to which the Company or Consultant may be entitled.

12. This Agreement may at the option of the Consultant, be terminated forthwith by the Consultant without prior notice to the Company if;

(a)  The Company fails to pay the renumeration described in paragraph 7.

(b)  The Company declares or is filed into bankruptcy.

(c) The Company looses its sub-licence agreement with Intracell Vaccines Limited for any reason whatsoever

(d) The Company fails to remedy any breach of this agreement within 7 days written notice.

13. Since the Consultant is likely to obtain, in the course of this agreement with the Company, knowledge of confidential information of the Company, the Consultant hereby agrees with the Company that, in addition to the restrictions contained in clauses 5 and 6 of this Agreement, it will be bound to treat as confidential, any information which the Company acquires from any third party under an agreement, including restrictions known to it, and will not, without the consent of the Company, at any time (whether during this agreement or after the termination date) infringe such restrictions;

14. Since the Consultant also may obtain, in the course of this agreement, by reason of services rendered for, or offices held in any subsidiary company of the Company, knowledge of confidential information of such company, the Consultant hereby agrees that it will, at the request and cost of the Company, enter into a direct agreement or undertaking with such company, whereby it will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such matters and such area and for such period, as such company may reasonably require for the protection of its legitimate interests.

15. Notices may be given by either Party, by letter or by faxcimile addressed to the other Party, at the registered offices of either party, and any such notice given by letter shall be deemed to have been given at the time at which the letter would be delivered in the ordinary course of post.

16. The expiration or determination of this Agreement, howsoever arising, shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter, and shall be without prejudice to any right of action already accrued to either Party in respect of any breach of this Agreement by the other Party.
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17. If, before the termination of this Agreement, the employment of the
Consultant hereunder shall be determined by reason of the liquidation of the Company, for the purpose of reconstruction or amalgamation, and it shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation, on terms and conditions not less favourable than the terms of this Agreement, then the Consultant shall have no claim against the Company in respect of the determination of its agreement thereunder,

18. Every dispute or difference arising between the Parties hereto, with regard to this Agreement or the duties, powers or liabilities of either Party hereunder, or with regard to the construction of any clause hereof or any act or thing to be done in pursuance thereof or arising out of anything herein contained, whether during the continuance of this Agreement or upon or after its termination by act of either Party hereto or otherwise, shall be referred to a court located in the country of the normal place of residence of the Consultant.

In witness hereof, the Parties hereto agree to be bound by the above terms and conditions

Executed this 8th Day of April, 1999

/s/ Gordon Skinner                                /s/ Kevin V. Murray
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The Company                                           The Consultant
HIV-VAC, Inc                                          Intracell Vaccines Limited
President                                             Director